EX-1.01 (Exhibit 1.01)

Conflict Minerals Report of Ormat Technologies, Inc.

For The Year Ended December 31, 2016

Introduction:

We are a Delaware corporation, whose shares of common stock are listed on the New York Stock Exchange and on the Tel Aviv Stock Exchange and are registered with the Securities and Exchange Commission (the "SEC").

We are a leading vertically integrated company, currently engaged primarily in the geothermal and recovered energy power business, with the objective of becoming a leading global provider of renewable energy.

This is the Conflict Minerals Report (this "Report") of Ormat Technologies, Inc. ("Ormat", the "Company" or "we") for calendar year 2016 in accordance with Rule13p- 1, as Amended (“Rule 13p- 1”) every registrant that (i) files reports with the Securities and Exchange Commission ("SEC") under Sections 13(a) or 15 (d) of the Exchange Act and (ii) has "conflict minerals" that are necessary to the functionality or production of a product manufactured or contracted by that registrant to be manufactured, is required to file a Conflict Minerals Report within the period specified therein. "Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

As part of Ormat's sustainability approach our Code of Conduct defines the company‘s overall principles and commitment towards legal compliance, ethical conduct, human rights, anti-corruption work and environmental protection. These high expectations extend to Ormat partners, subcontractors and suppliers. In connection with Rule 13p-1, we have adopted a policy with respect to our sourcing of conflict minerals which is in compliance with the OECD guidance and implemented a comprehensive conflict minerals program, aimed to ensure responsible sourcing and not to eliminate sourcing from DRC.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in Rule 13p- 1, Form SD, and the 1934 Act Release No. 34- 67716 (August 22, 2012).

1.	Overview

Company Overview

Ormat and its subsidiaries currently conduct business activities in the following two business segments:

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Electricity Segment — in this segment, we develop, build, own and operate geothermal and recovered energy- based power plants in the United States and geothermal power plants in other countries around the world and sell the electricity they generate and in the future, we plan to include services and other revenues derived from activity in the demand response and storage market; and

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Product Segment — in this segment, we design, manufacture and sell equipment for geothermal and recovered energy- based electricity generation, remote power units and other power generating units and provide services relating to the engineering, procurement, construction, operation and maintenance of geothermal and recovered energy- based power plants and in the future, other power generating units such as Solar PV and energy storage.

Our customers for the Product segment are contractors, geothermal power plant owners and geothermal power plant developers and operators.

For more information about Ormat, please visit www.ormat.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Supply Chain

In accordance with applicable SEC rules, we conducted due diligence on the source and chain of custody of those conflict minerals used in our Product Segment. We concluded that no such examination is necessary with respect to the Electricity Segment because this segment does not involve the sale of products by the Company.

In connection with our manufacturing activities in the Product Segment, we identified certain conflict minerals that are used by us and are necessary to the functionality and production of our products in the following raw materials or components used by us: steel (low and high grade), electronic cards and electronic cables (including tin plating). All of such raw materials are being purchased from various suppliers. We also use subcontractors to manufacture some of our products' components and for construction activities of power plants. We work with a large number of suppliers throughout the world and often there are multiple tiers between the gold, tin, tantalum and tungsten (3TG) mines and our direct suppliers. Therefore, we have to rely on our Tier 1 suppliers to cooperate with us and work with their own upstream suppliers or sub-contractors in order for them to provide us with accurate information about the origin of the 3TG in the components we purchase from them that are included in our products. In order to overcome the difficulties of receiving accurate information from a complex supply chain, Ormat has communicated its Conflict Minerals policy and activities to its suppliers, and has adopted the CFSI's reporting template (CMRT) for suppliers' survey.

2.	Reasonable Country of Origin Inquiry (RCOI)

Ormat has conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo or an "adjoining country" (together, the "Covered Countries") or are from "recycled or scrap sources" (as such terms are defined in Rule 13p-1). In parallel, we conducted due diligence on the source and chain of custody of those conflict minerals to the large number of suppliers we identified as ones from whom we source materials or components that may contain 3TG.

As part of our RCOI, we employed several methods to assess whether the necessary conflict minerals in our products originated from any of the Covered Countries, including the following:

●	Internal assessment and analysis of our products to determine which products contain or may contain conflict minerals that are necessary to the functionality or production of these products.
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Compiled a list of suppliers based on the applicable suppliers list which Ormat purchased from during the calendar year 2016, which was issued using the Ormat Management System (OMS) by IT developers and according to the criterions defined by the OMS manager and the Purchasing manager. The list includes a total of 1,218 suppliers. Each supplier has a "Purchase Types" field, which contains one of the following values: Services, BOM, Office supplier, Goods and Capital Expenditure. Only the suppliers with "BOM" values in "Purchase Types" field were applicable to the conflict minerals rule. In order to identify and assess risk in the supply chain, we undertook a risk- based approach and engaged the suppliers representing approximately 90% of our 2016 expenditures on procurement for the product segment. Therefore, Ormat's finalized level 1 suppliers list ("relevant suppliers") includes a total of 124 suppliers after the removal of 6 duplicates.

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Contracted a third party service provider to assist us with the suppliers’ survey. Through this third party, we sent letters to our relevant suppliers to explain the rule and to refer the suppliers to online training materials and instructions. We solicited information from our relevant suppliers of raw materials and components of products, using the standard template managed by Conflict Free Sourcing Initiative (“CFSI”) known as the Conflict Minerals Reporting Template ("CMRT") version 4.2.

●	Reviewed the responses that we received and followed up on inconsistent, incomplete, and inaccurate responses, and we sent reminders to suppliers who did not respond to our requests for information.

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Compared smelters or refiners that were identified by our suppliers against the list of facilities, which have received a DRC conflict free designation from the Conflict Free Smelter Program (CFSP) (The complete list can be found in Annex 1), and documented country of origin information as appears in Annex 2.

Currently, we do not have sufficient information from our suppliers to determine the complete list of the country of origin of the conflict minerals used in our products or the facilities used to process those conflict minerals. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources.

Based on this result, Ormat conducted due diligence activities and described these in this Report.

3.	Due Diligence Framework

We designed the due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing and the related supplements for gold, tin, tantalum and tungsten.

4.	Due Diligence Measures

Our due diligence efforts for 2016 included the following steps:

4.1 Establish management and control systems.

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Established a cross- functional conflict minerals steering committee comprised of representatives from procurement and finance departments to direct the overall efforts of the conflict minerals compliance program, with VP finance and accounting as the process owner. Continue to implement our Conflict Minerals Policy with respect to sourcing of minerals from the DRC and its adjoining countries. In an effort to be compliant with the Conflict Minerals Rule, our Policy provides further clarification to the principles of the Code of Conduct and Ormat's Human Rights Approach regarding illegal trade of natural resources and promote the procurement of minerals from credible and conflict-free sources. As part of our Conflict Minerals policy, we strive to ensure that purchased metals originate only from smelters validated as being Conflict Mineral free. In addition, we expect our suppliers to comply with the terms of our Conflict Minerals Policy and encourage them to define, implement and communicate to their sub-suppliers their own policy, outlining their commitment to responsible sourcing of these materials, legal compliance and measures for implementation. The policy is available at: http://www.ormat.com/social-responsibility-and-sustainability. Maintained a grievance mechanism, in which concerns and violations of this Policy can be reported to Ormat:

●	Online via our website www.ormat.com; or

●	By electronic mail to the following address ormat@ormat.com

●	Strengthened Ormat's engagement with its suppliers by:

●	Referring suppliers to training materials which include an overview of the applicable SEC rules and instructions on how to respond to the survey.

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Ormat has incorporated a conflict minerals clause in its master purchasing agreements for all new contracts, requiring our suppliers to cooperate with us and provide us the information required to perform our analysis on conflict minerals. .

●	Maintaining record retention for a minimum of five years.

4.2	Identify and assess risks in the supply chain.

To identify risks in our supply chain, we undertook the following measures:

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We assessed two risks in the supply chain: (1) the risk of not receiving on time and accurate information from the supplier; and (2) the risk of not being able to replace a supplier, while trying to move towards the goal of being a conflict free company. We have segmented our suppliers into three risk levels (high, medium and low) by referring to Conflict Minerals-related risks based on suppliers characteristics, such as: the geographical location of the supplier, whether or not the supplier is a SEC registrant, volume of expenditures during 2016 and the extent to which the company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers. This segmentation allowed us to invest our risk mitigation efforts according to the supplier level of risk.

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As part of the risk assessment phase, Ormat decided to focus on the top 90% of the purchasing spend in 2016. We have identified that out of the responses received, 37% of Ormat's relevant suppliers have policy in place which addresses the conflict minerals sourcing, 70% do not provide Ormat with products containing Conflict Minerals.

●	Responses received were subject to a "red flag" review. Responses that we identified as incomplete or inconsistent based on the red flag review process were identified for follow up.

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We have identified, to the best of our efforts, the smelters and refiners in the supply chain by conducting a supply chain survey using the CMRT, requesting suppliers to identify smelters and refiners and country of origin of the Conflict Minerals in products supplied to Ormat. In addition, we have compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict free" designation from the Conflict Free Smelter Program (“CFSP”) or other independent third party audit program.

4.3	Design and implement a strategy to respond to identified risks to address the risks in our supply chain, Ormat maintains a risk mitigation plan, which includes: :

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Ormat expects its suppliers to define, implement and communicate to sub-suppliers their own policy, outlining their commitment to responsible sourcing of these materials, legal compliance and measures for implementation. We also ask suppliers to work with sub-suppliers to ensure traceability of these materials at least to smelter level, e.g. by using the CMRT.

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Ormat's senior management , including the CEO, CFO, EVP Electricity, EVP Products, EVP Business Development and Marketing, EVP Projects, EVP Engineering and EVP Operations, was updated with the risk analysis and risk management actions and outcomes.

●	Suppliers who provided incomplete or inconsistent responses were sent a follow- up corrective action letter asking for clarification.
●	Suppliers that did not respond to our initial survey request were sent follow up letters requesting that they provide the information requested.

Supply chain due diligence is a dynamic process that requires on-going risk monitoring. In order to ensure effective management of risks, we review the risk identification process and update the risk mitigation strategy accordingly.

4.4   Carry out independent third- party audit of smelter/refiner due diligence practices.

We do not typically have a direct relationship with 3TG smelters and refiners and therefore do not perform direct audits of these entities. As a result, our due diligence efforts relied on cross- industry initiatives such as those led by the CFSI to conduct smelter and refiner due diligence.

4.5 Report annually on supply chain due diligence.

Our Conflict Minerals Policy states that we will comply with Section 1502 of the Dodd Frank Act which includes filing Form SD and this Report with the SEC and posting it publicly on the internet. See the following link: http://www.ormat.com/social-responsibility-and-sustainability.

5.	Conclusion

We conducted a supply-chain survey of the 124 relevant suppliers that we identified which may contribute necessary conflict minerals to our products. The overall response rate to this survey was approximately 41% compared to 34% last year. The responses included the names and locations of smelters and refiners (see Annex 1) and country of origin see (Annex 2) which process Conflict Minerals.

Of this response rate:

●     70% suppliers were classified as “Free no 3TG”1

1 “Free no 3TG”, Suppliers that reported that 3TG minerals are not necessary for the functionality or production of the products provided to Ormat

●     10% suppliers were classified as “Undetermined not from DRC”2

●     20% suppliers were classified as “Undetermined from DRC”3

Our supply chain is complex and there are multiple tiers between the Company and the mine. Accordingly, we rely, to a large extent, on our suppliers to provide information on the origin of the conflict minerals contained in components which are supplied to us to be included in our products.

Despite receiving responses from suppliers listing smelter or refiner names in their supply, the suppliers were unable to accurately report which specific smelters were part of the supply chain of the components that were sold to Ormat in 2016.

In light of this lack of conclusive information, we are unable to determine and to describe the full list of facilities used to process those necessary conflict minerals or their country of origin. In addition, the information gathered from our suppliers is not on a continuous real-time basis.

Smelters or refiners verified as conflict-free or in the audit process

Tantalum	44 of 48 (91.7%)
Tin	74 of 97 (76.3%)
Tungsten	40 of 51 (78.4%)
Gold	101 of 143 (70.6%)
Total	259 of 339 (76.4%)

2 “Undetermined not from DRC”, Suppliers that reported that the 3TG being used in the products supplied to Ormat do not originate from Covered Countries but they have not yet concluded their due diligence process so this determination can potentially change (and our due diligence for these Relevant Suppliers is still ongoing)

3 “Undetermined from DRC”, Suppliers that reported that the 3TG being used in the products supplied to Ormat originate from Covered Countries and the smelters are approved by the CFSI program, but they have not yet concluded their due diligence process so this determination can potentially change (and our due diligence for these Relevant Suppliers is still ongoing)

Status of identified smelters and refiners:

2016
Verified Conflict Free	245
Participating in an audit process	14
Not Participating	80
Total	339

6. Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

●	Ormat will continue working with its global supply chain to ensure responsible sourcing and assure compliance with international regulations

●	Strengthening communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys.

Caution Concerning Forward- Looking Statements

Information provided in this Report may contain statements relating to current expectations and plans that are "forward- looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward- looking statements generally relate to Ormat's plans, objectives and expectations for future plans and events and are based upon its management's current estimates. These statements are subject to risks and uncertainties and may not prove to be accurate. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10- K filed with the Securities and Exchange Commission on March 1, 2017 and its other filings. These forward- looking statements are made only as of the date hereof, and, except as required by applicable law, we undertake no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

Annex 1- listing smelter or refiner names in supply chain

smelter_metal	smelter_name	smelter_country
Gold	?gussa ?sterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti C?rrego do S?tio Minera??o	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + M?taux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Mied? Sp??ka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal?rgica Met-Mex Pe?oles S.A. De C.V.	MEXICO
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Pr?cinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyer?a Plater?a S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA (REPUBLIC OF)
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES

Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Minera??o Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)

Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rond?nia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rond?nia S.A.	BRAZIL

Tin	Feinh?tte Halsbr?cke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Minera??o Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metal	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Ind?stria e Com?rcio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Unknown	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Minera??o Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und H?tten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex 2- country of origin

Gold	Tin	Tantalum	Tungsten
Andora	Belgium	Austria	Austria
Australia	Bolivia	Brazil	Brazil
Austria	Brazil	China	China
Belgium	China	Estonia	Germany
Brazil	Germany	Germany	Japan
Canada	Indonesia	India	Korea
China	Japan	Japan	Philippines
Czech Republic	Malaysia	Kazakhstan	Russia
France	Peru	Macedonia	USA
Germany	Philippines	Mexico	Vietnam
India	Poland	Russia
Indonesia	Rwanda	USA
Italy	Spain
Japan	Taiwan
Kazakhstan	Thailand
Korea	USA
Kyrgystan	Vietnam
Malaysia
Mexico
Netherlands
New Zealand
Philippines
Poland
Russia
Saudi Arabia
Singapore
South Africa
Spain

Sudan
Sweden
Switzerland
Taiwan
Thailand
Turkey
United Arab Emirates
USA
Uzbekistan
Zambia
Zimbabwe